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                                                                    EXHIBIT 12.2

Computation of Ratio of Earnings to Fixed Charges
(in millions)


                                      Three Months
                                         Ended                              Nine Months             Fiscal Years Ended March 31,
                                     March 31, 2003      Year Ended           Ended             ----------------------------------
                                      (unaudited)     December 31, 2002   December 31, 2001       2001          2000        1999
                                     --------------   -----------------   -----------------     ---------     --------    --------
Earnings:
     Income (loss) before income
               taxes                    $  (20.0)        $ (24.4)           $  (40.5)           $  (116.3)    $  262.9    $  296.4

     Interest expense                        9.5            36.3                21.7                 28.9         20.4        20.4

     Interest portion of rental
               expense                       2.1             9.4                 4.7                  3.8          3.2         3.7
                                        --------         -------            --------            ---------     --------    --------
                                        $   (8.4)        $  21.3            $  (14.1)           $   (83.6)    $  286.5    $  320.5
                                        ========         =======            ========            =========     ========    ========

Fixed Charges:
     Interest expense                        9.5            36.3                21.7                 28.9         20.4        20.4

     Interest portion of rental
               expense                       2.1             9.4                 4.7                  3.8          3.2         3.7
                                        --------         -------            --------            ---------     --------    --------
                                        $   11.6         $  45.7            $   26.4            $    32.7     $   23.6    $   24.1
                                        ========         =======            ========            =========     ========    ========

Ratio of earnings to fixed
     charges                                (0.72)           0.47x              (0.53)               (2.56)       12.14x      13.30x
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